REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON INTERNAL CONTROL


Shareholders and Board of Trustees
Firsthand Funds
San Jose, California

In planning and performing our audits of the financial statements of Firsthand Technology Value Fund, Firsthand Technology Leaders Fund, Firsthand Technology Innovators Fund, Firsthand e-Commerce Fund and Firsthand Global Technology Fund, each a series of shares of Firsthand Funds for the year ended December 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and
maintaining internal control.   In fulfilling this responsibility,
estimates and judgments by management are required to assess the
expected benefits and related costs of controls.   Generally, controls
that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted
in the United States of America.   Those controls include the
safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).   A material weakness is a condition
in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the
normal course of performing their assigned functions.   However, we
noted no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of December 31, 2004.

This report is intended solely for the information and use of management, Shareholders, and the Board of Directors of Firsthand Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.



		/s/ Tait, Weller
& Baker
Philadelphia, Pennsylvania
January 21, 2005